UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers.

(b) On September 13, 2017, John T. Chambers, Executive Chairman of Cisco Systems, Inc. (“Cisco”) notified Cisco and its Board of Directors (the “Board”) of his decision not to stand for re-election at the 2017 Annual Meeting of Shareholders. The Board is expected to reduce the size of the Board to eleven members effective at the time of the 2017 Annual Meeting of Shareholders. Mr. Chambers will continue to serve as Executive Chairman until Cisco’s 2017 Annual Meeting of Shareholders to be held on December 11, 2017. The Board plans to appoint Chuck Robbins, Chief Executive Officer of Cisco, to also serve as Chairman of the Board when Mr. Chambers’ term expires.

A copy of Mr. Chambers’ notification letter is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Mr. Chambers’ Notification Letter dated September 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 18, 2017	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary